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                                                          [ARTHUR ANDERSEN LOGO]



May 7, 2001                                            ARTHUR ANDERSEN LLP

Office of the Chief Accountant                         Louisville Galleria
Securities and Exchange Commission                     2300 Meidinger Tower
450 Fifth Street, N.W.                                 Louisville KY 40202-3460
Washington, D.C. 20549
                                                       Tel 502 589 4160
                                                       Fax 502 583 4157

Dear Sir/Madam:

We have read paragraphs a, b, d, e, f and g of Item 4 included in the Form 8-K dated May 7, 2001 of Louisville Gas and Electric Company and Kentucky Utilities Company filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arther Andersen LLP


cc: Mr. Richard Aitken-Davies, CFO, LG&E Energy Corp.